UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 9, 2011
Date of Report (Date of earliest event reported)

LocatePLUS Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-49957	04-3332304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center
Suite 235M
Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(978) 921-2727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 2.04.   Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
On June 3, 2011 the Registrant received a Notification of Secured Party Disposition of Collateral by way of Public Sale on behalf of Gulabtech, LLC, holder of a Secured Convertible Debenture of the Registrant and associated loan documents, including a Security Agreement, acquired by purchase on March 18, 2011. The Notification asserts that the Debenture is in default and outstanding principal and interest due on the Debenture as of May 31, 2011 was $3,431,040.19.  The Notification states that a public auction sale of the Collateral, consisting of all the assets of the Registrant, will be held Tuesday June 21, 2011 at 11:00 AM at the offices of Murtha, Cullina LLP, 99 High Street, 20th Floor, Boston, Massachusetts. The Company is reviewing all options including a chapter 11 reorganization filing and alternative solutions.

LOCATEPLUS HOLDINGS CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LocatePLUS Holdings Corporation

By: /s/ Ronald Lifton
Ronald Lifton
President and Chief Executive Officer

Date: June 9, 2011